                                                                    EXHIBIT 99.1

                                [SL GREEN LOGO]
                    420 Lexington Avenue New York City 10170

CONTACT
David Nettina
President & Chief Operating Officer
-or-
Thomas E. Wirth
Chief Financial Officer
(212) 594-2700

FOR IMMEDIATE RELEASE

SL GREEN REALTY CORP. REPORTS 15% GAIN IN FOURTH QUARTER FFO

FOURTH QUARTER HIGHLIGHTS

o     15% FFO increase, $0.70 per share (diluted) versus $0.61 prior year
o     27% same store portfolio cash NOI growth
o     Completed sales of 17 Battery South and 90 Broad Street
o     Completed purchase of 180 Madison Avenue
o Completed January purchases of One Park Ave., 1370 Broadway, and 469 Seventh Ave.

FINANCIAL RESULTS

NEW YORK, NY, FEBRUARY 7, 2001 - SL Green Realty Corp. (NYSE:SLG) reported a 15% increase in operating results for the three months ended December 31, 2000. During this period funds from operations (FFO) before minority interest totaled $20.1 million, or $0.70 per share (diluted), compared to $16.9 million, or $0.61 per share for the same quarter in 1999.

Full year results were also strong, reflecting a 17% FFO increase from 1999. FFO for the year ended December 31, 2000 totaled $75.6 million or $2.67 per share (diluted) compared to $62.6 million or $2.29 per share in the previous year. This growth was mainly attributable to strong full-year same store cash NOI growth of 23%.

Total quarterly revenues increased 8% in the fourth quarter to $58.2 million compared to $53.9 million last year. The $4.3 million growth in revenue resulted from:

  o     2000 same store portfolio ($4.8 million)
  o     Investment and other income ($1.8 million)
  o     1999 acquisitions ($0.5 million)

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These revenue increases were partially offset by reduced revenues of properties sold ($1.8 million) or contributed to unconsolidated joint ventures ($1.1 million).

During the quarter and year ended December 31, 2000, the Company recorded extraordinary losses of $0.5 million and $0.9 million, respectively, due to the early extinguishments of debt associated with various refinancings. Comparatively, during the year ended December 31, 1999, the Company incurred extraordinary losses for similar refinancings of $0.4 million and $1.0 million for the quarter and year, respectively. These items were excluded from the Company's 2000 and 1999 results.

The 2000 results of the Company also exclude gains on sales of properties and an equity investment which totaled $16.8 and $41.4 million for the quarter and year, respectively.

Same store cash NOI increased $5.1 million, or 27%, to $23.7 million over the same period in the prior year. Cash NOI margins before ground rent improved year over year from 56.0% to 62.3%. The improvement in cash NOI was driven primarily by a $5.6 million increase in cash revenue due to:

  o A 49% increase in replacement rents over previously fully-escalated rents ($2.5 million)
  o   Reduced free rent as many properties reached stabilization ($1.2 million)
  o   Rent steps from current in-place tenants ($0.8 million)
  o $1.0 million increase in escalation and reimbursement income primarily from increased electric recoveries ($0.8 million)

The increase in revenue was partially offset by a $0.4 million or 2% increase in operating costs, the increase was related to higher utility costs ($0.7 million) that was partially offset by lower repairs and maintenance ($0.1 million) and lower advertising and professional costs ($0.1 million). Excluding third quarter recovery adjustments for electric inclusion tenants, approximately 85% of the electric increase was recovered through the utility clause in the tenants' lease. In addition, real estate taxes increased due to higher assessed values at several properties ($0.1 million).

The Company's EBITDA increased $4.1 million, resulting in increased margins before ground rent of 66.0% compared to 61.6% for the same period last year and after ground rent margin improved to 60.2% from 55.5% in the corresponding period. Margin improvement was driven by each of the Company's real estate investment themes:

      o   GAAP NOI of $2.6 million;
          o   $3.9 million increase from same store portfolio (19% improvement)
          o   $0.7 million increase from joint ventures
          o $1.9 decrease from properties sold or contributed to a joint venture
      o Income from structured finance, ($1.8 million), and interest ($0.2 million)

These increases in EBITDA were offset by increased MG&A ($0.5 million) primarily due to increased personnel costs and a loss from the equity in service corporations and affiliate due to increased costs associated with e.Emerge.


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

FFO improved $3.2 million primarily as a result of:

      o   $4.1 million increase in EBITDA
      o $0.5 million increased FFO contribution from unconsolidated joint ventures

These improvements were offset in part by higher interest costs ($1.3 million) associated with: higher average debt levels due to acquisition and structured finance debt ($0.6 million), the higher average debt levels due to the funding of ongoing capital projects and working capital requirements ($0.2 million), and higher interest rates ($0.5 million).

At the end of the quarter, consolidated debt totaled $460.7 million, reflecting a debt to market capitalization ratio of 34.7%.

NEW INVESTMENT ACTIVITY

In January 2001, the Company acquired 469 Seventh Avenue with Morgan Stanley Real Estate Fund III, L.P. ("MSREF") for $45.7 million. With a total of 253,000 sf, the building traded at $180 psf. Located two blocks north of Penn Station, in-place rents are $28.50 psf, approximately 35% below current market levels. The Company holds an interest of 35% in the property. SL Green has assumed managing and leasing responsibilities for the property.

On September 21, 2000, the Company entered into an agreement to purchase 1370 Broadway for $50.5 million. This 16-story, 255,000 square foot office building is located across the street from 1372 Broadway, an SL Green property in the Times Square submarket. In-place rents are approximately $27.72 per square foot, approximately 38% below current market levels. The acquisition closed in January 2001. Proceeds from the sale of 17 Battery South funded the acquisition to complete a 1031 tax-free exchange and defer the capital gain resulting from the sale.

On September 22, 2000, the Company, via a joint venture with MSREF, entered into an agreement to purchase 180 Madison Avenue for $41.25 million. The property consists of 265,000 square feet over 23 floors. Located at the corner of 34th Street and Madison Avenue, SL Green purchased a 49.9% interest in the property in December 2000. The property was acquired as part of a Section 1031 tax-free exchange in order to partially defer the capital gain resulting from the sale of 90 Broad Street. SL Green assumed managing and leasing responsibilities for the property.

On September 28, 2000, the Company entered into an agreement to purchase various ownership and mortgage interests in One Park Avenue for $233.9 million. This 913,000 square foot, 20-story office building is located between 32nd and 33rd Streets. The property has full block exposure on Park Avenue. The Company also acquired an option to purchase the ground lease position. The acquisition was financed with a $150 million mortgage loan from Lehman Brothers Holdings, Inc. and the Company's unsecured line of credit. This transaction closed on January 10, 2001.

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

During the quarter, the Company sold two entities:

The office building at 90 Broad Street sold at $60 million, or $177 psf. This property is owned through a joint venture partnership with MSREF. The Company owned a 35% interest in the 339,000 square foot building. The sale was completed in November 2000 and resulted in a gain of $6.0 million.

The last sale was a wholly-owned property located at 17 Battery Place South. This property is approximately 400,000 square feet with a contracted sales price of $53 million or $135 per square foot. The sale was completed in December 2000 and resulted in a gain of $10.8 million.

In January 2001, the Company also sold their retail condominium interests in 633 Third Avenue for $13.25 million. Their interest represented 40,623 sf leased to Chase Manhattan and an affiliate of the New York Sports Club.

Today, SL Green's portfolio consists of interests in 25 properties, aggregating
10.1 million square feet.

SL Green Realty is a self-administered and self-managed real estate investment trust ("REIT") that acquires, owns and manages a Class B Manhattan office portfolio. The Company is the only publicly held REIT which exclusively specializes in this niche.

Financial Tables attached

To receive SL Green's latest news release and other corporate documents, including the Second Quarter Supplemental Data, via FAX at no cost, please contact the Investor Relations office at 212-216-1601. All releases and supplemental data can also be downloaded directly from the SL Green website at:

www.slgreen.com.
-----------------

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION BASED UPON THE COMPANY'S CURRENT BEST JUDGMENT AND EXPECTATIONS. ACTUAL RESULTS COULD VARY FROM THOSE PRESENTED HEREIN. THE RISKS AND UNCERTAINTIES ASSOCIATED WITH FORWARD-LOOKING INFORMATION IN THIS RELEASE INCLUDE THE STRENGTH OF THE COMMERCIAL OFFICE AND INDUSTRIAL REAL ESTATE MARKETS IN NEW YORK, COMPETITIVE MARKET CONDITIONS, UNANTICIPATED ADMINISTRATIVE COSTS, TIMING OF LEASING INCOME, GENERAL AND LOCAL ECONOMIC GROWTH, INTEREST RATES AND CAPITAL MARKET CONDITIONS. FOR FURTHER INFORMATION, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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

                              SL GREEN REALTY CORP.
                            STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                         Three Months Ended            Twelve Months Ended
                                                                            December 31,                   December 31,
                                                                         2000           1999           2000           1999
                                                                      ---------      ---------      ---------      ---------
REVENUE:
Rental revenue, net                                                   $  48,051      $  45,672      $ 189,048      $ 174,939
Escalations & reimbursement revenues                                      5,791          5,429         24,732         21,902
Signage Rent                                                                544            548          2,137          1,660
Investment income                                                         3,367          1,535         13,271          5,266
Other income                                                                442            706          1,135          2,250
                                                                      ---------      ---------      ---------      ---------
  Total revenues                                                         58,195         53,890        230,323        206,017
                                                                      ---------      ---------      ---------      ---------
EXPENSES:
Operating expenses                                                       12,751         12,636         54,644         49,414
Ground rent                                                               3,155          3,183         12,660         12,754
Interest                                                                 10,188          8,889         40,431         28,610
Depreciation and amortization                                             7,992          7,555         32,511         27,260
Real estate taxes                                                         7,163          7,294         28,850         29,198
Marketing, general and administrative                                     3,043          2,534         11,561         10,922
                                                                      ---------      ---------      ---------      ---------
  Total expenses                                                         44,292         42,091        180,657        158,158
                                                                      ---------      ---------      ---------      ---------
Income before minority interests, preferred stock dividends, gain on sales, extraordinary item, service corporation and
joint venture income                                                     13,903         11,799         49,666         47,859
Equity in net income (loss) from affiliates                                (231)           179            378            730
Equity in net income from unconsolidated joint ventures                     899            226          3,108            377


Minority interests                                                       (2,467)          (859)        (7,430)        (5,121)
Extraordinary losses from early extinguishment of debt                     (491)          (361)          (921)          (989)
Gain on sale of rental properties/equity investments                     16,770             --         41,416             --
Preferred stock dividends and accretion                                  (2,407)        (2,399)        (9,626)        (9,598)
                                                                      ---------      ---------      ---------      ---------
  Net income available to common shareholders                         $  25,976      $   8,585      $  76,591      $  33,258
                                                                      =========      =========      =========      =========
Basic earnings per share                                              $    1.06      $    0.35      $    3.14      $    1.37
Diluted earnings per share                                            $    1.04      $    0.35      $    3.10      $    1.37

FUNDS FROM OPERATIONS (FFO)
FFO per share (Basic)                                                 $    0.75      $    0.63      $    2.83      $    2.35
FFO per share (Diluted)                                               $    0.70      $    0.61      $    2.67      $    2.29
FFO CALCULATION:
Income before minority interests, extraordinary items,
preferred stock dividends and gains on sales                          $  14,571      $  12,204      $  53,152      $  48,966
LESS:
Preferred stock dividend                                                 (2,300)        (2,300)        (9,200)        (9,200)
Minority interest in commercial property                                     --             --             --         (1,765)
ADD:
Joint venture FFO adjustment                                                788            313          3,258            433
Depreciation and amortization                                             7,992          7,555         32,511         27,260
Amortization of deferred financing costs and depreciation of
non-real estate assets                                                     (998)          (909)        (4,102)        (3,049)
                                                                      ---------      ---------      ---------      ---------
FFO - BASIC                                                              20,053         16,863         75,619         62,645
Add:  Preferred stock dividends                                           2,300          2,300          9,200          9,200
                                                                      ---------      ---------      ---------      ---------
FFO - DILUTED                                                         $  22,353      $  19,163      $  84,819      $  71,845
                                                                      =========      =========      =========      =========
Basic ownership interests
   Weighted average REIT common shares                                   24,505         24,184         24,373         24,192
   Weighted average partnership units held by minority interest           2,308          2,428          2,365          2,428
                                                                      ---------      ---------      ---------      ---------
Basic weighted average shares and units outstanding                      26,824         26,612         26,738         26,620
                                                                      =========      =========      =========      =========
Diluted ownership interest
   Weighted average REIT common and common share equivalent share        24,992         24,234         24,754         24,252
   Weighted average partnership units held by minority interests          2,308          2,428          2,365          2,428
   Common share equivalents for preferred stock                           4,699          4,699          4,699          4,699
                                                                      ---------      ---------      ---------      ---------
Diluted weighted average equivalent shares and units outstanding         31,999         31,361         31,818         31,379
                                                                      =========      =========      =========      =========

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

                              SL GREEN REALTY CORP.
                           CONSOLIDATED BALANCE SHEETS
                  (Amounts in Thousands, except per share data)


                                                                        December 31,     December 31,
                                                                            2000            1999
                                                                        -----------      -----------
ASSETS
Commercial real estate properties, at cost:
Land and land interests ...........................................     $   125,572      $   132,081
Buildings and improvements ........................................         618,637          632,004
Building leasehold ................................................         139,393          132,573
Property under capital lease ......................................          12,208           12,208
                                                                        -----------      -----------
                                                                            895,810          908,866
Less accumulated depreciation .....................................         (78,432)         (56,983)
                                                                        -----------      -----------
                                                                            817,378          851,883

Properties held for sale ..........................................          10,895           25,835
Cash and cash equivalents .........................................          10,793           21,561
Restricted cash ...................................................          86,823           34,168
Tenant and other receivables, net of $1,723 and $938 reserve in
   2000 and 1999, respectively ....................................           7,580            5,747
Related party receivables .........................................             917              463
Deferred rents receivable net of provision for doubtful accounts of
   $4,860 and $5,337 in 2000 and 1999, respectively ...............          45,816           37,015
Investment in and advances to affiliates ..........................           6,373            4,978
Investment in unconsolidated joint ventures .......................          65,031           23,441
Mortgage loans and preferred investments ..........................          51,293           20,000
Deferred costs, net ...............................................          40,113           30,540
Other assets ......................................................          18,142           15,611
                                                                        -----------      -----------

Total assets ......................................................     $ 1,161,154      $ 1,071,242
                                                                        ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable ............................................     $   414,342      $   352,693
Revolving credit facility .........................................          46,374           83,000
Accrued interest payable ..........................................           2,349            2,650
Accounts payable and accrued expenses .............................          27,651           17,167
Deferred revenue ..................................................           1,112              306
Capitalized lease obligations .....................................          15,303           15,017
Deferred land lease payable .......................................          13,158           11,611
Dividend and distributions payable ................................          12,678           11,947
Security deposits .................................................          19,014           18,905
                                                                        -----------      -----------
Total liabilities .................................................         551,981          513,296
                                                                        -----------      -----------
Minority interests ................................................          43,326           41,494

8% Preferred Income Equity Redeemable Stock $0.01 par value,
  $25.00 mandatory liquidation preference 25,000 shares
  authorized, 4,600 outstanding in 2000 and 1999 ..................         110,774          110,348


STOCKHOLDERS' EQUITY
         Common stock, $.01 par value 100,000 shares
           authorized, 24,516 and 24,184 issued and
           outstanding in 2000 and 1999, respectively .............             246              242
         Additional paid-in capital ...............................         428,698          421,958
         Deferred compensation plan ...............................          (5,037)          (6,674)
         Distributions in excess of earnings ......................          31,166           (9,422)
                                                                        -----------      -----------
Total stockholders' equity ........................................         455,073          406,104
                                                                        -----------      -----------

Total liabilities and stockholders' equity ........................     $ 1,161,154      $ 1,071,242
                                                                        ===========      ===========

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

                              SL GREEN REALTY CORP.
                        SELECTED OPERATING DATA-UNAUDITED


                                                    December 31, 2000   December 31, 1999
                                                    -----------------   -----------------

  OPERATING DATA:
  Net rentable area at end of period (in 000's)(1)       8,655              8,540
  Portfolio occupancy percentage at end of period          98%                97%
  Same Store occupancy percentage at end of period         98%                97%
  Number of properties in operation                        23                 24



(1)   Includes wholly-owned and minority owned properties.


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